Exhibit 99.01
NuStar Energy L.P. Reports Solid Fourth Quarter and Full-Year 2023 Earnings Results

SAN ANTONIO, February 15, 2024 - NuStar Energy L.P. (NYSE: NS) today announced solid results for the fourth quarter and full-year 2023 fueled by strong revenues and volumes in its refined products pipelines and strong performance in its Fuels Marketing Segment.

NuStar reported net income of $70 million for the fourth quarter of 2023, or $0.37 per unit, compared to net income of $92 million, or $0.18 per unit, for the fourth quarter of 2022. Results for the fourth quarter of 2022 include a gain from insurance proceeds to rebuild tanks at its Selby terminal. Earnings per unit (EPU) for the fourth quarter of 2022 also included a $0.31 per unit premium related to the repurchase of a portion of the Series D preferred units. Excluding the effects of these items, adjusted net income was $75 million for the fourth quarter of 2022, or $0.34 per unit. For full-year 2023, NuStar reported net income of $274 million, or $0.72 per unit, compared to net income of $223 million, or $0.36 per unit, for the year ended 2022.

Excluding the gain related to the sale of a portion of NuStar’s corporate headquarters in 2023, non-cash charges and insurance proceeds in 2022, as well as the EPU impact from the repurchases of the Series D preferred units in 2023 and 2022, our full-year 2023 adjusted net income was $233 million, or $0.92 per unit, compared to 2022 adjusted net income of $250 million, or $0.92 per unit.

It is important to note that earnings before interest, taxes, depreciation and amortization (EBITDA) were not impacted by the premium associated with the accelerated repurchase of the Series D preferred units, and we reported EBITDA of $199 million for the fourth quarter of 2023, compared to fourth quarter of 2022 adjusted EBITDA of $197 million. Our adjusted EBITDA for full-year 2023 was $735 million – up compared to 2022 adjusted EBITDA of $722 million.

Distributable Cash Flow (DCF) was $87 million for the fourth quarter of 2023, compared to fourth quarter of 2022 adjusted DCF of $89 million. The distribution coverage ratio was 1.73 times for the fourth quarter of 2023.

Adjusted DCF was $354 million for full-year 2023, compared to adjusted DCF of $357 million in 2022. The adjusted distribution coverage ratio was 1.86 times for full-year 2023.

“I am pleased to report that we have delivered another quarter of solid earnings results and made significant progress on many of our strategic initiatives in 2023,” said NuStar Chairman and CEO Brad Barron.

Operations Continue to Perform Well

NuStar’s Pipeline Segment generated operating income of $130 million and EBITDA of $174 million in the fourth quarter of 2023, compared to operating income of $132 million and EBITDA of $176 million in the fourth quarter of 2022, as increased revenues and throughputs across refined products systems were offset by decreases from the Permian Crude System and Corpus Christi Crude System.

The Permian Crude System’s fourth quarter of 2023 volumes averaged 528,000 BPD, down compared to the fourth quarter of 2022 but up slightly from the third quarter of 2023.

“As we have said on prior calls, our Permian volumes reflected some producer-specific operational issues and delays in 2023, which were largely resolved over the course of the year,” said Barron.

For full-year 2023, NuStar’s Pipeline Segment generated operating income of $483 million compared to operating income of $439 million in 2022 and EBITDA of $659 million in 2023, compared to EBITDA of $617 million in 2022, an improvement of 7%.

“Our refined products systems, along with our Ammonia System, generated solid, dependable revenue in 2023 as total throughputs were up compared to 2022, reflecting the strength of these assets and our strong position in the markets we serve in the mid-Continent and throughout Texas,” said Barron.

“Our McKee System also performed very well this year, with higher revenues and throughputs versus last year, and almost all our pipeline systems benefitted from annual rate escalations linked to either the FERC index or PPI.”

NuStar’s Storage Segment generated operating income of $26 million and EBITDA of $45 million in the fourth quarter of 2023, compared to operating income of $22 million and EBITDA of $41 million in the fourth quarter of 2022, largely driven by the solid performance of the West Coast region and the continuing growth from our West Coast Renewables Strategy.

For full-year 2023, NuStar’s Storage Segment generated operating income of $88 million and EBITDA of $163 million, compared to operating income of $61 million and adjusted EBITDA of $180 million in 2022. While West Coast region revenues continued to increase, an amendment and an extension of a customer contract at the Corpus Christi North Beach terminal combined with customer transitions and required tank maintenance at the St. James terminal contributed to the decrease in adjusted EBITDA.

Barron also highlighted the strong performance of NuStar’s Fuels Marketing Segment.

“After a near record-breaking 2022, our Fuels Marketing Segment has turned in another strong quarter, generating operating income and EBITDA of $12 million in the fourth quarter of 2023, which is comparable to the segment’s strong fourth quarter of 2022 results,” said Barron. For full-year 2023, NuStar’s Fuels Marketing Segment generated operating income and EBITDA of $33 million, comparable to 2022 operating income and EBITDA of $34 million.

Even with the acceleration of our Series D redemptions in 2023, we ended the fourth quarter of 2023 with a healthy debt-to-EBITDA ratio of 3.85 times and $652 million available on our $1.0 billion unsecured revolving credit facility.

Positive Outlook for 2024

Although the pending merger with Sunoco LP is expected to close as early as the second quarter of 2024, we want to provide our 2024 financial expectations for NuStar on a stand-alone basis. We expect to generate full-year 2024 net income in the range of $220 to $260 million and full-year 2024 EBITDA in the range of $720 to $780 million.

NuStar once again expects to self-fund all of its operational expenses, growth capital and distributions, and continues to target a healthy year-end debt-to-EBITDA ratio below four times.

Conference Call Details

In light of the merger announced on January 22, 2024, NuStar no longer plans to host its previously scheduled earnings call.

About NuStar Energy L.P.

NuStar Energy L.P., through its subsidiaries (collectively, “NuStar” or the “Partnership”), is an independent liquids terminal and pipeline operator. NuStar has approximately 9,500 miles of pipeline and 63 terminal and storage facilities that store and distribute crude oil, refined products, renewable fuels, ammonia and specialty liquids. The Partnership’s combined system has approximately 49 million barrels of storage capacity, and NuStar has operations in the United States and Mexico. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com and its Sustainability page at https://sustainability.nustarenergy.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events and expectations, such as NuStar’s future performance, plans and expenditures. All forward-looking statements are based on NuStar’s beliefs as well as assumptions made by and information currently available to NuStar. These statements reflect NuStar’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2022 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements. Except as required by law, NuStar does not intend, or undertake any obligation, to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit, Per Unit and Ratio Data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Statement of Income Data:
Revenues:
Service revenues	$304,989	$299,497	$1,155,567	$1,120,249
Product sales	146,697	130,463	478,620	562,974
Total revenues	451,686	429,960	1,634,187	1,683,223
Costs and expenses:
Costs associated with service revenues:
Operating expenses	95,112	92,353	371,689	364,989
Depreciation and amortization expense	63,183	63,195	250,982	251,878
Total costs associated with service revenues	158,295	155,548	622,671	616,867
Costs associated with product sales	125,846	108,730	407,793	486,947
Impairment loss	—	—	—	46,122
General and administrative expenses	34,418	34,460	129,846	117,116
Other depreciation and amortization expense	1,056	1,776	4,728	7,358
Total costs and expenses	319,615	300,514	1,165,038	1,274,410
Gain on sale of assets	—	—	41,075	—
Operating income	132,071	129,446	510,224	408,813
Interest expense, net	(62,698)	(55,956)	(241,364)	(209,009)
Other income, net	2,917	19,024	10,215	26,182
Income before income tax expense	72,290	92,514	279,075	225,986
Income tax expense	1,899	911	5,412	3,239
Net income	$70,391	$91,603	$273,663	$222,747

Basic and diluted net income per common unit	$0.37	$0.18	$0.72	$0.36
Basic and diluted weighted-average common units outstanding	126,205,999	110,566,272	116,851,373	110,341,206

Non-GAAP Data (Note 1):
Adjusted net income	$70,391	$75,237	$232,588	$249,795
Adjusted net income per common unit	$0.37	$0.34	$0.92	$0.92
EBITDA	$199,227	$213,441	$776,149	$694,231
Adjusted EBITDA	$199,227	$197,075	$735,074	$722,423
DCF	$87,337	$69,937	$287,061	$337,482
Adjusted DCF	$87,337	$89,216	$353,756	$356,761
Distribution coverage ratio	1.73x	1.58x	1.51x	1.91x
Adjusted distribution coverage ratio	1.73x	2.01x	1.86x	2.02x

	For the Four Quarters Ended December 31,
	2023	2022
Consolidated Debt Coverage Ratio	3.85x	3.98x

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Pipeline:
Crude oil pipelines throughput (barrels/day)	1,299,866	1,410,966	1,234,051	1,319,360
Refined products and ammonia pipelines throughput (barrels/day)	617,909	611,011	602,913	579,240
Total throughput (barrels/day)	1,917,775	2,021,977	1,836,964	1,898,600

Throughput and other revenues	$228,621	$229,935	$873,869	$828,191
Operating expenses	54,754	53,609	214,751	210,719
Depreciation and amortization expense	44,294	44,726	175,930	178,802
Segment operating income	$129,573	$131,600	$483,188	$438,670
Storage:
Throughput (barrels/day)	489,206	512,504	448,331	480,129

Throughput terminal revenues	$31,473	$26,288	$104,495	$110,591
Storage terminal revenues	54,056	53,165	215,104	223,958
Total revenues	85,529	79,453	319,599	334,549
Operating expenses	40,358	38,744	156,938	154,270
Depreciation and amortization expense	18,889	18,469	75,052	73,076
Impairment loss	—	—	—	46,122
Segment operating income	$26,282	$22,240	$87,609	$61,081
Fuels Marketing:
Product sales	$137,540	$120,574	$440,725	$520,486
Cost of goods	125,401	107,850	405,992	484,477
Gross margin	12,139	12,724	34,733	36,009
Operating expenses	449	882	1,807	2,473
Segment operating income	$11,690	$11,842	$32,926	$33,536
Consolidation and Intersegment Eliminations:
Revenues	$(4)	$(2)	$(6)	$(3)
Cost of goods	(4)	(2)	(6)	(3)
Total	$—	$—	$—	$—
Consolidated Information:
Revenues	$451,686	$429,960	$1,634,187	$1,683,223
Costs associated with service revenues:
Operating expenses	95,112	92,353	371,689	364,989
Depreciation and amortization expense	63,183	63,195	250,982	251,878
Total costs associated with service revenues	158,295	155,548	622,671	616,867
Costs associated with product sales	125,846	108,730	407,793	486,947
Impairment loss	—	—	—	46,122
Segment operating income	167,545	165,682	603,723	533,287
Gain on sale of assets	—	—	41,075	—
General and administrative expenses	34,418	34,460	129,846	117,116
Other depreciation and amortization expense	1,056	1,776	4,728	7,358
Consolidated operating income	$132,071	$129,446	$510,224	$408,813

NuStar Energy L.P. and Subsidiaries
Reconciliation of Non-GAAP Financial Information
(Unaudited, Thousands of Dollars, Except Ratio Data)

Note 1: NuStar Energy L.P. (the Partnership) utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the Partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions. We present segment EBITDA to facilitate period-over-period comparisons of the operational performance of our business segments and to understand our business segments’ relative contributions to our consolidated performance. We may also adjust these measures to enhance the comparability of our performance across periods.

Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses EBITDA, DCF and a distribution coverage ratio, which is calculated based on DCF, as some of the factors in its compensation determinations. DCF is a financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.

None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP.

The following is a reconciliation of net income to EBITDA, DCF and distribution coverage ratio.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$70,391	$91,603	$273,663	$222,747
Interest expense, net	62,698	55,956	241,364	209,009
Income tax expense	1,899	911	5,412	3,239
Depreciation and amortization expense	64,239	64,971	255,710	259,236
EBITDA	199,227	213,441	776,149	694,231
Interest expense, net	(62,698)	(55,956)	(241,364)	(209,009)
Reliability capital expenditures	(7,504)	(8,118)	(27,995)	(32,775)
Income tax expense	(1,899)	(911)	(5,412)	(3,239)
Long-term incentive equity awards (a)	3,242	3,337	12,919	11,434
Preferred unit distributions	(23,335)	(32,511)	(114,729)	(127,589)
Impairment loss	—	—	—	46,122
Income tax benefit related to impairment loss	—	—	—	(1,144)
Premium on redemption/repurchase of Series D Cumulative Convertible Preferred Units	—	(49,600)	(107,770)	(49,600)
Other items	(19,696)	255	(4,737)	9,051
DCF	$87,337	$69,937	$287,061	$337,482

Distributions applicable to common limited partners	$50,607	$44,328	$189,724	$176,746
Distribution coverage ratio (b)	1.73x	1.58x	1.51x	1.91x
(a)We intend to satisfy the vestings of these equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.
(b)Distribution coverage ratio is calculated by dividing DCF by distributions applicable to common limited partners.

NuStar Energy L.P. and Subsidiaries
Reconciliation of Non-GAAP Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio and Per Unit Data)
The following is the reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our revolving credit agreement (the Revolving Credit Agreement).

	Year Ended December 31,
	2023	2022
Operating income	$510,224	$408,813
Depreciation and amortization expense	255,710	259,236
Impairment loss	—	46,122
Amortization expense of equity-based awards	15,547	13,781
Pro forma effect of disposition (a)	—	(1,760)
Other	(6,087)	(3,607)
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$775,394	$722,585

Long-term debt, less current portion of finance leases	$3,410,338	$3,293,415
Long-term portion of finance leases	(50,707)	(51,127)
Unamortized debt issuance costs	27,809	33,252
NuStar Logistics’ floating rate subordinated notes	(402,500)	(402,500)
Consolidated Debt, as defined in the Revolving Credit Agreement	$2,984,940	$2,873,040

Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	3.85x	3.98x
(a)This adjustment represents the pro forma effect of the disposition of the Point Tupper terminal, which was sold in April 2022.

The following are reconciliations of net income / net income per common unit to adjusted net income / adjusted net income per common unit.

	Three Months Ended December 31,
	2023		2022
Net income / net income per common unit	$70,391	$0.37	$91,603	$0.18
Gain from insurance recoveries	—	—	(16,366)	(0.15)
Premium on repurchase of Series D Cumulative Convertible Preferred Units	—	—	—	0.31
Adjusted net income / adjusted net income per common unit	$70,391	$0.37	$75,237	$0.34

	Year Ended December 31,
	2023		2022
Net income / net income per common unit	$273,663	$0.72	$222,747	$0.36
Premium on redemption/repurchase of Series D Cumulative Convertible Preferred Units	—	0.55	—	0.31
Gain on sale of assets	(41,075)	(0.35)	—	—
Impairment loss	—	—	46,122	0.42
Income tax benefit related to impairment loss	—	—	(1,144)	(0.01)
Gain from insurance recoveries	—	—	(16,366)	(0.15)
Other	—	—	(1,564)	(0.01)
Adjusted net income / adjusted net income per common unit	$232,588	$0.92	$249,795	$0.92

NuStar Energy L.P. and Subsidiaries
Reconciliation of Non-GAAP Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)

The following is a reconciliation of EBITDA to adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
EBITDA	$199,227	$213,441	$776,149	$694,231
Gain on sale of assets	—	—	(41,075)	—
Gain from insurance recoveries	—	(16,366)	—	(16,366)
Impairment loss	—	—	—	46,122
Other	—	—	—	(1,564)
Adjusted EBITDA	$199,227	$197,075	$735,074	$722,423

The following is a reconciliation of DCF to adjusted DCF and adjusted distribution coverage ratio.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
DCF	$87,337	$69,937	$287,061	$337,482
Premium on repurchase/redemption of Series D Cumulative Convertible Preferred Units	—	49,600	107,770	49,600
Gain from insurance recoveries	—	(16,366)	—	(16,366)
Gain on sale of assets	—	—	(41,075)	—
Other	—	(13,955)	—	(13,955)
Adjusted DCF	$87,337	$89,216	$353,756	$356,761

Distributions applicable to common limited partners	$50,607	$44,328	$189,724	$176,746
Adjusted distribution coverage ratio (a)	1.73x	2.01x	1.86x	2.02x
(a)Adjusted distribution coverage ratio is calculated by dividing adjusted DCF by distributions applicable to common limited partners.

NuStar Energy L.P.
Reconciliation of Non-GAAP Financial Information - Continued
(Unaudited, Thousands of Dollars)

The following are reconciliations for our reported segments of operating income to segment EBITDA and adjusted segment EBITDA.

	Three Months Ended December 31, 2023
	Pipeline	Storage	Fuels Marketing
Operating income	$129,573	$26,282	$11,690
Depreciation and amortization expense	44,294	18,889	—
Segment EBITDA	$173,867	$45,171	$11,690

	Three Months Ended December 31, 2022
	Pipeline	Storage	Fuels Marketing
Operating income	$131,600	$22,240	$11,842
Depreciation and amortization expense	44,726	18,469	—
Segment EBITDA	$176,326	$40,709	$11,842

	Year Ended December 31, 2023
	Pipeline	Storage	Fuels Marketing
Operating income	$483,188	$87,609	$32,926
Depreciation and amortization expense	175,930	75,052	—
Segment EBITDA	$659,118	$162,661	$32,926

	Year Ended December 31, 2022
	Pipeline	Storage	Fuels Marketing
Operating income	$438,670	$61,081	$33,536
Depreciation and amortization expense	178,802	73,076	—
Segment EBITDA	617,472	134,157	33,536
Impairment loss	—	46,122	—
Adjusted segment EBITDA	$617,472	$180,279	$33,536

The following is a reconciliation of projected net income to EBITDA.

Projected for the Year Ended December 31, 2024
Net income	$ 220,000 - 260,000
Interest expense, net	242,000 - 249,000
Income tax expense	3,000 - 6,000
Depreciation and amortization expense	255,000 - 265,000
EBITDA	$ 720,000 - 780,000